UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 4, 2026
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Zevra Therapeutics, Inc
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Federal Street, Boston, MA		02110
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 958-1253
(Former Name or Former Address, if Changed Since Last Report)
1180 Celebration Boulevard, Suite 103, Celebration, FL 34747
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVRA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02 Results of Operations and Financial Condition.

On March 9, 2026, Zevra Therapeutics, Inc., a Delaware corporation ("Zevra" or "the Company"), issued a press release announcing its financial results and corporate updates for the fourth quarter ended December 31, 2025, as well as information regarding a conference call and audio webcast to discuss its financial results and corporate updates scheduled for Monday, March 9, 2026, at 4:30 p.m. ET. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in the press release, furnished as Exhibit 99.1 shall not be deemed “filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of Zevra's filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2026, the Company appointed Justin Renz as Chief Financial Officer and Treasurer, effective March 9, 2026, and as principal financial officer, effective March 10, 2026. On March 5, 2026, the Company issued a press release announcing the appointment of Mr. Renz as Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference herein. There are no family relationships between Mr. Renz and any directors or executive officers of the Company. The Company is not aware of any transaction involving Mr. Renz requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Renz, age 54, served as Chief Financial and Operations Officer of Ardelyx, Inc., a commercial-stage biopharmaceutical company, from January 2023 to October 2025, and served as its Chief Financial Officer from June 2020 to January 2023. Beginning in 2017, Mr. Renz held various positions of increasing responsibility at Correvio Pharma Corp, a specialty pharmaceutical company, most recently as its President and Chief Financial Officer at the time of its acquisition by Advanz Pharma in May 2020. From 2014 to 2017, Mr. Renz was the Executive Vice President and Chief Financial Officer of Karyopharm Therapeutics, Inc. Prior to that, from 2006 to 2014, Mr. Renz held a variety of financial positions with Zalicus Pharmaceuticals Ltd., a biopharmaceutical company, including most recently as Executive Vice President and Chief Financial Officer at the time of its acquisition by Epirus Biopharmaceuticals, Inc. in 2014.

In connection with his employment, Mr. Renz and the Company have entered into an employment agreement (the “Employment Agreement”) effective as of March 9, 2026. Under the Employment Agreement, his annualized base salary will be $520,000. Mr. Renz will be eligible to receive an annual performance bonus with a bonus target of 45% of his annual base salary. Mr. Renz will also receive an option to purchase 300,000 shares of the Company’s common stock (the “Equity Award”) pursuant to and in accordance with the terms and conditions of Company’s Amended and Restated 2023 Employment Inducement Award Plan. The Equity Award will have an exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant and will vest over four years, with one-fourth vesting on each of the first four anniversaries of the date Mr. Renz begins his employment with the Company. Mr. Renz will also be eligible to receive an annual equity grant as part of the Company’s annual equity award cycle beginning in 2027.

If Mr. Renz’s employment is terminated by the Company without cause or he resigns for good reason, he will receive continued payment of his base salary for twelve months (the “Severance Period”), payment of an amount equal to his prorated annual target bonus for the year of termination, and acceleration of the vesting of stock awards that would have vested during the Severance Period. Receipt of the foregoing termination benefits will be subject to Mr. Renz’s execution of a separation agreement, including certain restrictive covenants and a general release of all claims, in a form acceptable to the Company.

The foregoing description of the principal terms of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

Effective as of March 10, 2026, Mr. Renz will begin serving as principal financial officer, and Timothy Sangiovanni, the Company’s Senior Vice President, Finance and Corporate Controller, principal accounting officer and current principal financial officer, will cease serving as the principal financial officer.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective as of March 9, 2026, by and between Justin Renz and the Company
99.1	Press Release dated March 9, 2026
99.2	Press Release dated March 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zevra Therapeutics, Inc.

Date: March 9, 2026	By:	/s/ Timothy J. Sangiovanni
Timothy J. Sangiovanni, CPA
Senior Vice President, Finance and Corporate Controller